Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Pfeiffer High Investor Relations, Inc.
Geoff High
303-393-7044

DYNAMIC MATERIALS REPORTS FIRST QUARTER FINANCIAL RESULTS

BOULDER, Colo. — April 29, 2010 — Dynamic Materials Corporation (DMC) (Nasdaq: BOOM), the world’s leading provider of explosion-welded clad metal plates, today reported financial results for its first quarter ended March 31, 2010.

First quarter sales, which came in slightly higher than management’s prior forecast, were $30.4 million versus $49.8 million in last year’s first quarter and $42.6 million in the 2009 fourth quarter. Gross margin was 23% versus 31% in last year’s first quarter and 23% in the fourth quarter.  Income from operations was $245,000 compared with $8.3 million in last year’s first quarter and $2.4 million in the fourth quarter.  The Company reported a net loss of $412,000, or $0.03 per diluted share, versus net income of $4.9 million, or $0.38 per diluted share, in the year-ago first quarter and net income of $1.0 million, or $0.08 per diluted share, in the fourth quarter.

First quarter adjusted EBITDA was $3.5 million versus $11.5 million in the first quarter last year and $5.9 million in the fourth quarter.  Adjusted EBITDA is a non-GAAP (generally accepted accounting principle) financial measure used by management to measure operating performance.  See additional information about adjusted EBITDA at the end of this news release, as well as a reconciliation of adjusted EBITDA to GAAP measures.

Explosive Metalworking

DMC’s Explosive Metalworking segment recorded first quarter sales of $21.3 million versus sales of $43.5 million in last year’s first quarter.  Operating income was $1.2 million versus $9.4 million in the comparable year-ago quarter.  Adjusted EBITDA was $2.6 million compared with $10.9 million in the same quarter last year. The Explosive Metalworking segment ended the first quarter with an order backlog of $51.4 million, up slightly from a backlog of $50 million at the end of fiscal 2009.

Oilfield Products

The Company’s Oilfield Products segment reported first quarter sales of $7.0 million versus $4.0 million in last year’s first quarter. Excluding $2.8 million in revenue contributions from LRI Oil Tools, which DMC acquired on October 1, 2009, the Oilfield Products segment reported a first quarter sales increase of $156,000, or 4%, versus the same quarter a year ago.

The segment reported an operating loss of $404,000 versus an operating loss of $694,000 in the prior year’s first quarter. Adjusted EBITDA was $541,000 as compared with $154,000 in the 2009 first quarter.

AMK Welding

DMC’s AMK Welding segment reported first quarter sales of $2.0 million versus $2.3 million in the same quarter last year.  Operating income was $224,000 versus $375,000 in the comparable prior-year quarter.  The segment recorded adjusted EBITDA of $339,000 versus $489,000 in the 2009 first quarter.

Management Commentary

Yvon Cariou, president and CEO, said, “Despite the duration and severity of the current recession, this was our first quarterly loss in more than five years.  We are now seeing signs of increased activity within key segments of the global economy and are optimistic that these indicators foretell a rebound within the worldwide industrial processing sector.  Consistent with the past several quarters, our Explosive Metalworking business is receiving quote requests from several of our end markets at a relatively healthy pace.  We believe that as economic growth gains momentum, investments in capital projects will accelerate, and many of the prospective projects we are tracking will ultimately be released for production.”

“We are increasingly encouraged about the growth prospects for our oilfield products business,” Cariou added.  “Our integration of recently acquired LRI Oil Tools is going smoothly, and we expect to finalize our purchase of Austin Explosives later this quarter.  Customer feedback and recent commentary from major players in the oilfield services sector suggest that global exploration and production activity is gaining momentum.”

Rick Santa, senior vice president and chief financial officer, said that despite the pullback in first quarter revenue, the Company generated $13.8 million in operating cash flow through the first fiscal period.  “We utilized our strong cash position to make significant reductions to our overall debt levels during the quarter.  We pre-paid the balance of our European term loan and reduced our net debt by $12.5 million, while our total debt was reduced by $16.5 million.”

DMC ended the first quarter with cash and cash equivalents of $18.4 million, total assets of $206 million and a working capital position of $36.3 million.

Guidance

Santa said second quarter sales are expected to increase by approximately 10% to 15% versus the first quarter.  Second quarter sales guidance is predicated on the Company shipping the first half of $14.8 million in orders associated with the Gorgon Natural Gas project.  The second half of the orders is expected to ship during the third quarter.  Second quarter gross margin is expected to be in a range of 20% to 22%.  Management continues to forecast full-year sales in a range of flat to down 5% compared with fiscal 2009 sales, and the full-year gross margin forecast remains at a range of 22% to 24%.

DMC’s effective tax rate during the first quarter decreased to 27% from 33% for the same period of 2009, and the Company is now anticipating a blended effective tax rate for 2010 in a range of 25% to 28% versus prior forecasts of between 33% and 35%. The lower expected tax rate is due in part to the expected reduction in DMC’s 2010 consolidated pre-tax income versus that reported in 2009.  Beginning in 2011, management expects that DMC’s blended effective tax rate will to return to a normalized level of 33% to 35%.

Conference call information

Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain).  Investors are invited to listen to the call live via the Internet at www.dynamicmaterials.com, or by dialing into the teleconference at 866-394-8610 (706-758-0876 for international callers) and entering the passcode 69112738.  Participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 30 days and a telephonic replay will be available through May 2, 2010, by calling 800-642-1687 (706-645-9291 for international callers) and entering the passcode 69112738.

Use of Non-GAAP Financial Measures

Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and the company’s ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to EBITDA is required by the lenders under DMC’s credit facility.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC’s ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About Dynamic Materials Corporation

Based in Boulder, Colorado, Dynamic Materials Corporation is a leading international metalworking company.  Its products, which are typically used in industrial capital projects, include explosion-

welded clad metal plates and other metal fabrications for use in a variety of industries, including oil and gas, petrochemicals, alternative energy, hydrometallurgy, aluminum production, shipbuilding, power generation, industrial refrigeration and similar industries.  The Company operates three business segments: Explosive Metalworking, which uses proprietary explosive processes to fuse different metals and alloys; Oilfield Products, which manufactures, markets and sells specialized explosive components and systems used to perforate oil and gas wells; and AMK Welding, which utilizes various technologies to weld components for use in power-generation turbines, as well as commercial and military jet engines. For more information, visit the Company’s websites at http://www.dynamicmaterials.com and http://www.dynaenergetics.de.

Safe Harbor Language

Except for the historical information contained herein, this news release contains forward-looking statements, including our guidance for second quarter and full-year 2010 sales, margins and tax rates, planned timing of order shipments, quoting and booking expectations, our long-range strategy of growing the market share and improving investment activity within certain industrial processing sectors, all of which involve risks and uncertainties.  These risks and uncertainties include, but are not limited to, the following: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the size and timing of customer orders and shipments; fluctuations in customer demand; fluctuations in foreign currencies, changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures, the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company’s SEC reports, including the report on Form 10-K for the year ended December 31, 2009.

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DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009

(Dollars in Thousands, Except Share Data)

(unaudited)

	Three months ended
	March 31,
	2010	2009
NET SALES	$30,357	$49,759

COST OF PRODUCTS SOLD	23,373	34,431

Gross profit	6,984	15,328

COSTS AND EXPENSES:
General and administrative expenses	3,145	3,526
Selling expenses	2,321	2,324
Amortization of purchased intangible assets	1,273	1,183

Total costs and expenses	6,739	7,033

INCOME FROM OPERATIONS	245	8,295

OTHER INCOME (EXPENSE):
Other income (expense), net	129	(117)
Interest expense	(1,144)	(902)
Interest income	35	65
Equity in earnings (loss) of joint ventures	169	(49)

INCOME (LOSS) BEFORE INCOME TAXES	(566)	7,292

INCOME TAX PROVISION (BENEFIT)	(154)	2,376

NET INCOME (LOSS)	$(412)	$4,916

INCOME (LOSS) PER SHARE:
Basic	$(0.03)	$0.38
Diluted	$(0.03)	$0.38

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	12,690,510	12,527,452
Diluted	12,690,510	12,569,879

DIVIDENDS DECLARED PER COMMON SHARE	$0.04	$—

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

	March 31,	December 31,
	2010	2009
	(unaudited)
ASSETS

Cash and cash equivalents	$18,358	$22,411
Accounts receivable, net	16,804	25,807
Inventories	35,529	32,501
Other current assets	6,532	7,255

Total current assets	77,223	87,974

Property, plant and equipment, net	40,693	42,052
Goodwill, net	40,366	43,164
Purchased intangible assets, net	44,938	49,079
Other long-term assets	3,132	2,907

Total assets	$206,352	$225,176

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$10,980	$9,183
Customer advances	12,502	6,528
Dividend payable	518	515
Accrued income taxes	804	1,485
Other current liabilities	7,223	9,162
Lines of credit	1,379	1,777
Current portion of long-term debt	7,558	13,485

Total current liabilities	40,964	42,135

Long-term debt	23,958	34,120
Deferred tax liabilities	13,516	15,217
Other long-term liabilities	1,473	1,593
Stockholders’ equity	126,441	132,111

Total liabilities and stockholders’ equity	$206,352	$225,176

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009

(Dollars in Thousands)

(unaudited)

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(412)	$4,916
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation (including capital lease amortization)	1,154	1,267
Amortization of purchased intangible assets	1,273	1,183
Amortization of capitalized debt issuance costs	369	69
Stock-based compensation	792	798
Deferred income tax benefit	(830)	(605)
Equity in earnings of joint ventures	(169)	49
Change in working capital, net	11,631	(4,440)

Net cash provided by operating activities	13,808	3,237

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(764)	(1,170)
Change in other non-current assets	(4)	8

Net cash used in investing activities	(768)	(1,162)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment on syndicated credit agreement	(15,374)	(3,862)
Borrowings (repayments) on lines of credit, net	(441)	4,215
Payments on long-term debt	(208)	(233)
Payments on capital lease obligations	(74)	(71)
Payment of dividends	(515)	—
Payment of deferred debt issuance costs	—	(19)
Net proceeds from issuance of common stock	—	236
Excess tax benefit related to stock options	2	57

Net cash provided by (used in) financing activities	(16,610)	323

EFFECTS OF EXCHANGE RATES ON CASH	(483)	(480)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(4,053)	1,918

CASH AND CASH EQUIVALENTS, beginning of the period	22,411	14,360

CASH AND CASH EQUIVALENTS, end of the period	$18,358	$16,278

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST

DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(Dollars in thousands)

	Three months ended
	March 31,
	2010	2009
	(unaudited)

Explosive Metalworking Group	$21,306	$43,472
Oilfield Products	7,006	4,034
AMK Welding	2,045	2,253

Net sales	$30,357	$49,759

Explosive Metalworking Group	$1,217	$9,412
Oilfield Products	(404)	(694)
AMK Welding	224	375
Unallocated expenses	(792)	(798)

Income from operations	$245	$8,295

	For the three months ended March 31, 2010
	Explosive
	Metalworking	Oilfield	AMK	Unallocated
	Group	Products	Welding	Expenses	Total
	(unaudited)

Income (loss) from operations	$1,217	$(404)	$224	$(792)	$245
Adjustments:
Stock-based compensation	—	—	—	792	792
Depreciation	769	270	115		1,154
Amortization of purchased intangibles	598	675	—	—	1,273

Adjusted EBITDA	$2,584	$541	$339	$—	$3,464

	For the three months ended March 31, 2009
	Explosive
	Metalworking	Oilfield	AMK	Unallocated
	Group	Products	Welding	Expenses	Total
	(unaudited)

Income (loss) from operations	$9,412	$(694)	$375	$(798)	$8,295
Adjustments:
Stock-based compensation	—	—	—	798	798
Depreciation	924	229	114	—	1,267
Amortization of purchased intangibles	564	619	—	—	1,183

Adjusted EBITDA	$10,900	$154	$489	$—	$11,543

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST

DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(Dollars in thousands)

	Three months ended
	March 31,
	2010	2009
	(unaudited)

Net income (loss)	$(412)	$4,916
Interest expense	1,144	902
Interest income	(35)	(65)
Provision for income taxes	(154)	2,376
Depreciation	1,154	1,267
Amortization of purchased intangible assets	1,273	1,183

EBITDA	2,970	10,579
Stock-based compensation	792	798
Other (income) expense	(129)	117
Equity in earnings of joint ventures	(169)	49

Adjusted EBITDA	$3,464	$11,543